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Exhibit 23.2

February 13, 2015
Mr. Eric Haas Kosmos Energy, LLC 8176 Park Lane, Suite 500 Dallas, Texas 75231

        We hereby consent to (1) the reference of our firm and to the use of our reports of the Jubilee Field and TEN Project Area effective December 31, 2014 and dated January 15, 2015, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities Exchange Commission on or about February 24, 2015; and (2) the incorporation by reference of our reports of the Jubilee Field and TEN Project Area effective December 31, 2014 and dated January 15, 2015 in the Kosmos Energy Ltd. Registration Statement (Form S-8, No. 333-174234) and Registration Statement (Form S-3, No. 333-182280) and in any related prospectus, including any reference to our firm under the heading "Experts" in such prospectus.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

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  Exhibit 23.2